SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 26, 2012

CENTOR, INC.

 (Exact name of registrant as specified in its charter)

NEVADA	000-52970	Applied for
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
4667A Dundas Street WestEtobicoke, Ontario, M9A 1A4 Canada
(Address of principal executive offices)
416-418-1582
(Registrant’s Telephone Number)

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01          ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Asset Acquisition Agreement

On November 26, 2012 Centor, Inc., a Nevada corporation, (the "Company") entered into an Asset Acquisition Agreement with Bullnet Gold Resources Limited., (“BGR”) Pursuant to the terms and conditions of the Asset Acquisition Agreement, the Company shall acquire 100% interest in the Nobewam Concession located in Ghana West Africa, of which BGR directly owns 100% of the Concession.. The Company shall acquire 100% as well as, any right, title or interest in the foregoing as the same relates to the Nobewan Concession, either held, or otherwise owned, by BGR shall be referred to hereinafter as the “Property”  As consideration for the acquisition the Company shall pay BGR an aggregate of $750,000 in cash at the closing of the Asset Acquisition Agreement.

The Asset Acquisition Agreement contains customary representations and warranties and pre- and post-closing covenants of each party and customary closing conditions. Breaches of the representations and warranties will be subject to customary indemnification provisions, subject to specified aggregate limits of liability. The foregoing summary description of the terms of the Asset Acquisition Agreement may not contain all information that is of interest to the reader. For further information regarding the terms and conditions of the Asset Acquisition Agreement, this reference is made to such agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by this reference.

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit No.	Description
10.1	Asset Acquisition Agreement between Centor, Inc and Bullnet Gold Resources Limited

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTOR, INC.
Date: November 28, 2012	By:	/s/ Michael Gismondi
Michael Gismondi
Chief Executive Officer